UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 14, 2007

SCIELE PHARMA, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30123	58-2004779
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification No.)

5 Concourse Parkway, Suite 1800
Atlanta, Georgia  30328
(Address of principal executive offices) (Zip Code)

(770) 442-9707
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.02.              Termination of a Material Definitive Agreement.

As previously announced, on May 15, 2007, Sciele Pharma, Inc. (the “Company”) called for redemption its New 1.75% Contingent Convertible Senior Subordinated Notes Due 2024 (the “Notes”).  Pursuant to the terms of the Notes, upon the call for redemption, the Notes became convertible.  Holders of all $150 million of the Notes exercised their right to convert their Notes in lieu of redemption.  On June 14, 2007, the Company completed the conversion of the Notes by paying the holders of the Notes an aggregate of $150,700,237.66 and issuing the holders an aggregate of 839,399 shares of its common stock.  As a result, the Indenture dated May 3, 2006 between the Company and Deutsche Bank Trust Company Americas, as trustee, has been terminated.

Item 8.01.              Other Events.

On June 15, 2007, the Company issued a press release announcing the completion of the redemption of the Notes.  A copy of the press release is included as Exhibit 99.1 hereto and is incorporated by reference.

Item 9.01.              Financial Statements and Exhibits

(d)  Exhibits

99.1	Press Release dated June 15, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sciele Pharma, Inc.
(Registrant)

By:	/s/ Darrell Borne
Darrell Borne
Executive Vice President, Chief Financial Officer, Secretary and Treasurer

Date:  June 15, 2007